Exhibit B-8

AMENDMENT NO. 1 TO REFUNDING AGREEMENT

(SERIES 1999-B)

This Amendment No. 1, dated as of October __, 2005, to the Refunding Agreement (Series 1999-B) between Parish of St. Charles, State of Louisiana (the "Issuer") and Entergy Louisiana, Inc. a corporation of the State of Louisiana (the "Company"), dated as of October 1, 1999 (the "Refunding Agreement"), is entered into among the Issuer, the Company and The Bank of New York, as Trustee under the Trust Indenture, dated as of October 1, 1999, between the Issuer and the Trustee (the "Indenture"). All capitalized terms not herein defined shall have the meanings assigned to them in the Indenture.

WHEREAS, Section 10.4 of the Refunding Agreement provides that the Refunding Agreement may not be effectively amended, changed or modified, altered or terminated except in accordance with the provisions of the Indenture, and no amendment to the Refunding Agreement shall be binding upon either party to the Refunding Agreement until such amendment is reduced to writing and executed by both parties thereto; and

WHEREAS, Section 14.3 of the Indenture provides that the Issuer and the Company may enter into, with the consent of the Trustee but without the consent of the holders of the Bonds, any amendment, change, modification of the Refunding Agreement to cure any ambiguity, formal defect, omission or inconsistent provisions or to make a change that does not adversely affect the interests of the Bondholders;

WHEREAS, Section 14.4 of the Indenture provides that the Trustee is authorized to join with the Issuer in the execution and delivery of any amendment to the Refunding Agreement permitted by Article XIV of the Indenture, and in so doing shall be fully protected by a Favorable Opinion of Bond Counsel that such amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done;

WHEREAS, the Issuer, the Company and the Trustee now desire to amend the Refunding Agreement to cure ambiguity or to make a change which does not adversely affect the interests of the Bondholders.

NOW, THEREFORE, in consideration of the premises and the covenants and undertakings herein expressed, the parties hereto agree as follows:

  AMENDMENTS TO THE REFUNDING AGREEMENT

    Section 1.1 of Article I of the Refunding Agreement is hereby modified by adding a definition of a "Corporation" after the definition of "Company" to read as follows:

    ""Corporation" and "corporation" mean a corporation, association, company (including, without limitation, limited liability company) or business trust, and references to "corporate" and other derivations of "corporation" herein shall be deemed to include appropriate derivations of such entities."

    In furtherance of the foregoing, references in the Refunding Agreement, to the corporate nature of the Company's existence shall, upon and after giving effect to a consolidation of the Company with, or merger of the Company with or into, or sale or other transfer of all or substantially all of its assets, as the case may be, be deemed to refer to the successor corporation.

      The Refunding Agreement, shall be deemed amended and modified to the extent necessary to give effect to the foregoing. Except as amended and modified hereby, the Refunding Agreement, shall remain in full force and effect.

  REPRESENTATIONS OF the ISSUER AND THE COMPANY

    Relying upon certain representations of the Company, the Issuer hereby represents that this Amendment No. 1 has been permitted by Article XIV of the Indenture, has been duly authorized by the Issuer and all things necessary to make it a valid and binding agreement have been done, and the Issuer has obtained a Favorable Opinion of Counsel to the same effect.

    The Company hereby represents that the execution and delivery by the Company of this Amendment No. 1 has been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors.

  MISCELLANEOUS

    Whenever in this Amendment No. 1 either of the parties hereto is named or referred to, this shall be deemed to include the successors and assigns of such party, and all covenants and agreements in this Amendment No. 1 contained by or on behalf of the Company, or by or on behalf of the Issuer or the Trustee, shall bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

    This Amendment No. 1 shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Issuer, the Company and the Trustee have caused this Amendment No. 1 to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

PARISH OF ST. CHARLES, STATE OF LOUISIANA

By:_______________________________
Parish President

Attest:

_________________________________
[Name]
[Office]

ENTERGY LOUISIANA, INC.

__________________________________
Steven C. McNeal
Vice President and Treasurer

Attest:

_________________________________
Christopher T. Screen
Assistant Secretary

THE BANK OF NEW YORK
As Trustee

By: _______________________________
[Name]
[Office]

Attest:

_________________________________
[Name]
[Office]

Executed sealed and delivered by
THE BANK OF NEW YORK
in the presence of:

_________________________________
[Name]

_________________________________
[Name]

STATE OF LOUISIANA
                                                } ss.:
PARISH OF ST. CHARLES

On this ___ day of November, 2005, before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally appeared ________________ and _________________ to me known to be the identical persons who executed the foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that they are the Parish President and the Secretary of the Parish Council of the Parish of St. Charles, State of Louisiana (the "Parish"), respectively; that the seal impressed beside their signatures on the foregoing instrument is the official seal of the Parish; that the aforesaid instrument was signed and sealed by them on this date on behalf of the Parish; and that the above-named persons acknowledge said instrument to be the free act and deed of the Parish.

_________________________________
[Name]
Parish President

_________________________________
[Name]
St. Charles Parish Council

WITNESSES:

_________________________________
[Name]

_________________________________
[Name]

_________________________________
[Name]
Notary Public
Parish of St. Charles, State of Louisiana
My Commission is Issued for Life
[Number]

STATE OF LOUISIANA
                                                } ss.:
PARISH OF ORLEANS

On this ___ day of November, 2005, before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally appeared Steven C. McNeal and Christopher T. Screen to me known to be the identical persons who executed the foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that they are the Vice President and Treasurer and the Assistant Secretary of Entergy Louisiana, Inc. (the "Company"), respectively; that the seal impressed beside their signatures on the foregoing instrument is the official seal of the Company; that the aforesaid instrument was signed and sealed by them on this date on behalf of the Company; and that the above-named persons acknowledge said instrument to be the free act and deed of the Company.

_________________________________
Steven C. McNeal
Vice President and Treasurer

_________________________________
Christopher T. Screen
Assistant Secretary

WITNESSES:

_________________________________
[Name]

_________________________________
[Name]

_________________________________
Mark Grafton Otts
Notary Public
Parish of Orleans, State of Louisiana
My Commission is Issued for Life
Attorney Bar Roll Number 10280

STATE OF NEW YORK
                                                    } ss.:
COUNTY OF NEW YORK

On this ___ day of November, 2005, before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State and County aforesaid, personally appeared ____________________ and ___________________ to me known to be the identical persons who executed the foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that they are ________________ and ________________ of The Bank of New York, as trustee (the "Trustee"); that the seal impressed beside their signatures on the foregoing instrument is the official seal of the Trustee; that the aforesaid instrument was signed and sealed by them on this date on behalf of the Trustee; and that the above-named persons acknowledge said instrument to be the free act and deed of the Trustee.

_________________________________
[Name]
[Office]

_________________________________
[Name]
[Office]

WITNESSES:

_________________________________
[Name]

_________________________________
[Name]

_________________________________
[Name]
Notary Public, State of New York
No. __________________
Qualified in ________ County
Commission Expires __________________